Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm as “other auditors” under the caption “Financial Highlights” in the Prospectus, dated January 28, 2026, and included in this Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A, File No. 333-277581) of New Age Alpha Variable Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 27, 2024 on the financial statements and financial highlights of NAA Allocation Fund (formerly Guggenheim Directional Allocation Fund), NAA Large Cap Value Fund (formerly Guggenheim Large Cap Value Fund), NAA Large Core Fund (formerly Guggenheim StylePlus - Large Core Fund), NAA Mid Growth Fund (formerly Guggenheim StylePlus - Mid Growth Fund), NAA Opportunity Fund (formerly Guggenheim Alpha Opportunity Fund), NAA Risk Managed Real Estate Fund (formerly Guggenheim Risk Managed Real Estate Fund), NAA SMid Cap Value Fund (formerly Guggenheim SMid Cap Value Fund) and NAA World Equity Income Fund (formerly Guggenheim World Equity Income Fund) (eight of the Funds constituting New Age Alpha Funds Trust (the “Trust”) collectively referred to as the “Funds”) included in the Annual Report to Shareholders (Form N-CSR/A) for the year ended September 30, 2025 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

January 27, 2026